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GENIUS PRODUCTS, INC.

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News Release

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Genius Products, Inc. Postpones Date of Special Stockholders’ Meeting

March 15, 2006—San Diego, CA— Genius Products, Inc. (OTCBB:GNPI) today announced that it is postponing the date of its special meeting of stockholders originally scheduled for March 16, 2006 to approve its pending strategic transaction with The Weinstein Company and related matters. Genius Products emphasized that there has been no material change to any of the transaction documents nor the underlying proposed business transaction with The Weinstein Company. The company expects to close the transaction promptly following approval of the transaction at the rescheduled meeting, which is expected to occur in late April 2006. Until closing, Genius Products will continue to distribute certain films of The Weinstein Company under an interim distribution agreement. Genius Products and The Weinstein Company have also agreed to extend the “drop-dead” date for closing under the Master Contribution Agreement relating to the transaction from April 15, 2006 to May 31, 2006. The Board of Directors will notify stockholders of the rescheduled meeting date as soon as possible and set a new record date for the rescheduled meeting.

The meeting was postponed in order to allow Genius Products time to amend its proxy statement to revise disclosure concerning the expected future method of accounting for the financial statements of its new venture with The Weinstein Company, referred to as Genius Products, LLC or the Distributor in the proxy statement. Following the closing, Genius intends to account for the financial statements of the Distributor using the equity method of accounting and report the financial results of the Distributor in a note to its financial statements, rather than consolidating its financial statements with those of the Distributor. Genius also intends to revise the proxy statement to include its full year 2005 audited financial statements, which it expects to be available at the end of March 2006.

Larry Madden, Executive Vice President & Chief Financial Officer of The Weinstein Company commented, “We are working closely with Genius’ management team to close this transaction as quickly as possible. We are pleased and impressed with the rapid ramp-up of the Genius Products infrastructure and are looking forward to the March 21 release of Derailed on DVD.”

Trevor Drinkwater, President and Chief Executive Officer of Genius Products said, “I’d like to thank investors for their patience as we work through the details of this transaction. This is an exciting time for our company and shareholders. We are eager to begin releasing titles to DVD under our interim distribution arrangement, starting with Derailed next week and Wolf Creek, Transamerica, Mrs. Henderson Presents, Hoodwinked, Doogal and the Libertine in the second quarter. The second half release slate is impressive with titles from The Weinstein Company, Dimension Films, IFC, and Bauer Martinez.”

On March 6, 2006, the parties also received notification from the Federal Trade Commission (“FTC”) that the United States Department of Justice and the FTC have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) with respect to the proposed transaction. This event satisfies one of the conditions to closing under the Master Contribution Agreement between the parties.

ABOUT GENIUS PRODUCTS, INC.
Genius Products, Inc. (OTCBB:GNPI), one of the industry’s fastest growing independent home entertainment distributors, produces and distributes an ever-expanding library of home entertainment products including DVDs and CDs. Sold in retail outlets nationwide under such well-known brands as NBC News, Wellspring, TV Guide®, Sundance Channel Home Entertainment™ and Baby Genius®, the company’s products are distributed through the Genius Products Branded Distribution Network, an extensive, proprietary distribution network that extends throughout the U.S. to mass, drugstore, supermarket and specialty retailers.

Genius Products boasts a premier management team comprised of seasoned executives formerly with major Hollywood studios, who have steered the company into the forefront of the industry through their landmark distribution deal with The Weinstein Company.

Upcoming films planned for release by Genius Products include films by The Weinstein Company such as DERAILED, starring Jennifer Aniston and Clive Owen; HOODWINKED, an updated retelling of the classic story of Red Riding Hood with the voices of Anne Hathaway, Glenn Close and Jim Belushi; MRS. HENDERSON PRESENTS, starring Judi Dench and Bob Hoskins; WOLF CREEK, an Australian horror film, and THE MATADOR, starring Pierce Brosnan. Potential new releases include sequels to SIN CITY, SCARY MOVIE, KILL BILL and TEENAGE MUTANT NINJA TURTLES.

ADDITIONAL IMPORTANT INFORMATION WILL BE FILED WITH THE SEC
Genius Products plans to file with the Securities and Exchange Commission and mail to its stockholders additional proxy soliciting materials in connection with the transaction. Investors are urged to read the proxy soliciting materials and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy materials and other documents filed with the SEC by Genius Products through the Web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain copies of the proxy materials free of charge from Genius Products by contacting its proxy solicitor: The Altman Group, 1200 Wall Street West, Third Floor, Lyndhurst, NJ, 07071 or 800-820-2416.

The directors, executive officers and certain other members of management of Genius Products may be deemed to be soliciting proxies in favor of the proposed transaction from Genius Products’ shareholders. For information about these directors, executive officers and members of management, please refer to Genius Products’ Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 2004 and its other filings with the SEC, which are available at the website of the SEC (www.sec.gov) and from Genius Products at the address provided in the preceding paragraph.

Safe Harbor Statement
Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products’ business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements.  These forward-looking statements include, but are not limited to, statements relating to the timing and outcome of the pending special meeting of stockholders and the closing of the transaction with The Weinstein Company, and the anticipated timing and financial performance of new DVD releases including DERAILED, HOODWINKED, MRS. HENDERSON PRESENTS, WOLF CREEK, THE MATADOR, and sequels to SIN CITY, SCARY MOVIE, KILL BILL and TEENAGE MUTANT NINJA TURTLES, and any other statements that are not historical statements of fact.  Actual results could vary for many reasons, including but not limited to, Genius Products’ ability to complete the transaction with The Weinstein Company, the outcome of the stockholder meeting to approve the transaction and related matters, the unpredictability of audience demand, the effect of technological change and the availability of alternative forms of entertainment.  Other such risks and uncertainties include the matters described in Genius Products’ filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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